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                                                                  Exhibit 10.21

                          MATTEL, INC.
                         FIRST AMENDMENT
                               TO
                         AWARD AGREEMENT


          This First Amendment to Award Agreement (this
"Amendment") is made and entered into as of May 11, 1993, by and between ___________________________ ("Grantee"), and Mattel, Inc.
("Mattel"), with reference to the following facts:

          A.   Grantee and Mattel are parties to the Award
Agreement dated February 12, 1991 (the "Award Agreement"), pursuant to which Grantee was awarded Stock Appreciation Rights under the Mattel 1990 Stock Option Plan.

          B. Grantee and Mattel desire to amend the Award Agreement to reflect the 5 for 4 and 3 for 2 stock splits which have occurred since the date of the Award Agreement and to reflect the agreement reached on May 11, 1993, to change the leverage formula of the Stock Appreciation Rights for stock prices above $26.67.

          C. Grantee and Mattel desire further to amend the Award Agreement to provide a new method of selecting the comparison Mattel stock price for valuation of the Stock Appreciation Rights if certain financial performance tests are met for fiscal years 1994 and 1995.

          For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

               1.   The first sentence of Section 1 of the Award
Agreement is amended and restated in its entirety to read as follows:

               "The number of Stock Appreciation Rights ("Units") awarded hereunder is ______________."

               2.   The first sentence of Section 4 of the Award
Agreement is amended and restated in its entirety to read as follows:
               "Units shall become vested as follows:

                    (a)  ____________ Units on March 15, 1995,

                    (b)  ____________ Units on March 15, 1996."

               3. Section 6 of the Award Agreement is amended and restated in its entirety to read as follows:

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          "For purposes of determining Unit Value the following
additional definitions shall apply:

               a) Fair Market Value shall be the average of the closing prices of the Common Stock as recorded on the New York Stock Exchange Composite Tape for the 20 trading days next preceding the Valuation Date (the "Recent Average Price"); provided, however that if either

                    (i)  Mattel achieves a Cash Flow Return on
                    Investment of 25% for the year ended
                    December 31, 1994, for determining Unit Value on the first Valuation Date, or the year ended December 31, 1995, for determining Unit Value on the second Valuation Date, as the case may be; or

                    (ii) the closing price of the Common Stock on the New York Stock Exchange on any trading day during the fourth calendar quarter of 1994, for determining Unit Value on the first Valuation Date, and on any trading day during the fourth calendar quarter of 1995, for determining Unit Value on the second Valuation Date, as the case may be, is equal to or greater than an amount equal to the product of 5% multiplied by the Standard & Poors 400 Index;

               then "Fair Market Value" shall be an amount equal to the greater of (X) the Recent Average Price, and (Y) the product of 90% multiplied by the average closing price of Common Stock for whichever period of 20 consecutive trading days between the date of this Award Agreement and the Valuation Date has the highest average closing price for the period.

               b) Initial Unit Value shall be the amount, if any, by which the Fair Market Value exceeds the Initial Value.

               c) Cash Flow Return on Investment shall mean the consolidated cash flow return on investment of Mattel as calculated by the chief financial officer of Mattel based upon the annual consolidated financial statements of Mattel in accordance with the methodology

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                    approved by the Compensation/Options
                    Committee of the Board of Directors.

               d)   Unit Value shall be the following amounts:

                    (i)  If the Initial Unit Value is $2.6667 or
                    less, the Unit Value shall be an amount
                    determined by multiplying the Initial Unit
                    Value by .5;

                    (ii)  If the Initial Unit Value is more than
                    $2.6667 but less than or equal to $5.3333, the Unit Value shall be an amount equal to $1.3333 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $2.6667 by 1.0;

                    (iii) If the Initial Unit Value is more than $5.3333 but less than or equal to $8.0000, the Unit Value shall be an amount equal to $4.0000 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $5.3333 by 1.5;

                    (iv)  If the Initial Unit Value is more than
                    $8.0000, but less than or equal to $10.6667, the Unit Value shall be an amount equal to $8.0000 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $8.0000 by 2.0;

                    (v)  If the Initial Unit Value is more than
                    $10.6667, but less than or equal to $13.3333, the Unit Value shall be an amount equal to $13.3333 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $10.6667 by 2.5;

                    (vi)  If the Initial Unit Value is more than
                    $13.3333, but less than or equal to $16.0000, the Unit Value shall be an amount equal to $20.0000 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $13.3333 by 1.5;

                    (vii)  If the Initial Unit Value is more than
                    $16.0000, but less than or equal to $18.6667, the Unit Value shall be an amount equal to $24.0000 plus an amount determined by

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                    multiplying the amount of the Initial Unit
                    Value in excess of $16.0000 by 1.5;

                    (viii)  If the Initial Unit Value is more
                    than $18.6667, but less than or equal to $21.3333, the Unit Value shall be an amount equal to $28.0000 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $18.6667 by 2.0;

                    (ix)  If the Initial Unit Value is more than
                    $21.3333, but less than or equal to $24.0000, the Unit Value shall be an amount equal to $33.3333 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $21.3333 by 2.0;

                    (x)  If the Initial Unit Value is more than
                    $24.0000 the Unit Value shall be an amount equal to $38.6667 plus an amount determined by multiplying the amount of the Initial Unit Value in excess of $24.0000 by 2.5."

               4.   Paragraph (c) of Section 7 of the Award
Agreement is amended and restated in its entirety to read as follows:

               "c) Change of Control - All Units shall become vested on the Distribution Date as that term is defined in the Company's Rights Agreement dated as of February 7, 1992 ("Rights Agreement"), or, if the Rights Agreement has terminated or the Rights have been redeemed, on the date the Distribution Date would have occurred under Section 3 of the Rights Agreement had the Rights Agreement not terminated or the Rights not been redeemed."

               5. The foregoing changes shall be effective as of May 11, 1993. All other terms and provisions of the Award
Agreement shall remain unchanged.

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          IN WITNESS WHEREOF, the parties have executed this
Amendment as of the date first above written.


GRANTEE:                           MATTEL, INC.


____________________               By:    ________________
                                   Title: ________________


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